SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2017

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 14, 2017, Cardinal Financial Corporation, a Virginia corporation (“Cardinal”), reached an agreement with plaintiffs to resolve certain litigation initiated in response to the announcement of the Agreement and Plan of Reorganization (the “Merger Agreement”), dated August 17, 2016, by and among Cardinal, United Bankshares, Inc., a West Virginia corporation (“United Bankshares”), and UBV Holding Company, LLC, a Virginia limited liability company and wholly-owned subsidiary of United Bankshares (“UBV”). Pursuant to the Merger Agreement, Cardinal will merge with and into UBV (the “Merger”), at which time Cardinal will cease to exist and UBV will survive and continue to exist as a Virginia limited liability company.

As described in the prospectus and joint proxy statement of Cardinal and United Bankshares, dated February 13, 2017 (the “Proxy Statement”), on December 20, 2016, Henry Kwong, individually and purportedly on behalf of all other Cardinal shareholders, filed a putative class action complaint in the U.S. District Court for the Eastern District of Virginia, Alexandria Division (Case No. 1:16-cv-01582-TSE-MSN), challenging the Merger. On January 11, 2017, a separate putative class action complaint was filed by Kyle Miller, individually and purportedly on behalf of all other Cardinal shareholders, in the same court (Case No. 1:17-cv-00044-TSE-MSN). By Order dated January 27, 2017, these actions were consolidated for all purposes and merged, and, on February 14, 2017, the plaintiffs filed a consolidated amended complaint. The plaintiffs generally claim that Cardinal and the Cardinal directors violated federal securities laws by filing with the Securities and Exchange Commission (the “SEC”) a materially false and misleading prospectus and joint proxy statement. The complaints seek, among other things, an order enjoining the parties from proceeding with or consummating the Merger, as well as other equitable relief or money damages in the event that the transaction is completed.

In exchange for the plaintiffs voluntarily dismissing their lawsuit, Cardinal has agreed to make additional information about the Merger available to its shareholders. The additional information is contained below in this Current Report on Form 8-K (the “Current Report”). The additional information should be read in conjunction with the Proxy Statement, which should be read in its entirety.

The resolution of the litigation will not affect the consideration to be paid by United Bankshares to Cardinal shareholders in connection with the Merger, or the timing of the respective special meetings of Cardinal shareholders and United Bankshares shareholders.

Cardinal denies each of the allegations in the lawsuit and believes the prior disclosures in the Proxy Statement are accurate and complete in all materials respects, and that no further disclosure is required under applicable law. However, to avoid the risk that the lawsuit may delay or otherwise adversely affect the consummation of the Merger, and to minimize the expense and burden of defending such action, Cardinal has agreed to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. Nothing in this Current Report shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein.

Independent and unrelated to the litigation, Cardinal and United Bankshares clarify the disclosure on page 114 relating to the receipt of regulatory approvals as set forth below.

SUPPLEMENT TO THE PROXY STATEMENT

The following information supplements the Proxy Statement and should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Proxy Statement, and terms used in this Current Report have the meanings set forth in the Proxy Statement, unless otherwise defined herein.

The following disclosure replaces the second sentence in the first full paragraph of page 75:

The Cardinal Peer Group consisted of publicly-traded holding companies, banks and thrifts headquartered in Delaware, Washington, DC, Maryland and Virginia with total assets between $2.0 billion and $10.0 billion, excluding certain companies as described below. Xenith Bankshares, Inc. was excluded from the Cardinal Peer Group because it was the subject of an announced merger transaction. The Bancorp, Inc. was excluded from the Cardinal Peer Group because Sandler O’Neill determined that it was not comparable due to its unique business model.

The following disclosure is inserted prior to the final sentence of the second full paragraph on page 77:

The table below sets forth the transaction metrics for each of the Precedent Transactions analyzed by Sandler O’Neill.

Precedent Transactions:

				Transaction Price /
Buyer	Target	Announcement Date	Transaction Value ($mm)	LTM EPS (x)	Est. EPS (x)	TBV / Share (%)	Core Deposit Premium (%)	1-Day Market Premium (%)	1-Month Market Premium (%)
F.N.B. Corp.	Yadkin Financial Corporation	07/21/16	$1,476.1	22.2	21.1	232	17.3	9.7	11.5
First Midwest Bancorp Inc.	Standard Bancshares Inc.	06/28/16	365.0	18.4	-	145	6.0	-	-
People’s United Financial Inc.	Suffolk Bancorp	06/27/16	402.3	21.4	20.0	196	11.7	42.8	30.6
Old National Bancorp	Anchor BanCorp Wisconsin Inc.	01/12/16	443.4	3.2	27.5	123	4.7	8.1	9.7
Capital Bank Finl Corp	CommunityOne Bancorp	11/23/15	350.2	2.1	32.0	131	5.2	4.2	6.6
MB Financial Inc.	American Chartered Bancorp Inc	11/22/15	449.0	14.8	-	219	11.3	-	-
Bank of the Ozarks Inc.	Community & Southern Hldgs Inc	10/19/15	799.5	47.4	-	199	18.3	-	-
Yadkin Financial Corporation	NewBridge Bancorp	10/13/15	452.3	22.6	19.5	195	13.5	27.5	36.0
BB&T Corp.	National Penn Bancshares Inc.	08/17/15	1,815.2	17.7	16.8	219	15.4	18.2	13.1
F.N.B. Corp.	Metro Bancorp Inc.	08/04/15	473.5	22.7	19.6	172	9.4	32.1	26.4
PacWest Bancorp	Square 1 Financial Inc.	03/02/15	847.4	23.3	22.2	263	19.8	(0.7)	13.3
Sterling Bancorp	Hudson Valley Holding Corp.	11/05/14	538.2	NM	44.0	188	9.4	18.4	45.8
Banner Corp.	Starbuck Bancshares Inc.	11/05/14	701.6	37.5	-	148	7.8	-	-
First Citizens BancShares Inc.	First Citizens Bancorp.	06/10/14	644.7	14.2	-	118	1.5	40.4	37.5

	High		1,815.2	47.4	44.0	263	19.8	42.8	45.8
	Low		350.2	2.1	16.8	118	1.5	(0.7)	6.6
	Mean		697.0	20.6	24.7	182	10.8	20.1	23.1
	Median		505.9	21.4	21.1	192	10.3	18.3	19.9

The following disclosure replaces the first full sentence on page 78:

The terminal values were then discounted to present values using different discount rates ranging from 6.7% to 11.7%, which took into consideration an implied cost of equity of 5.8% derived from a capital asset pricing model-based calculation and were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Cardinal common stock.

The following disclosure replaces the third sentence of the first full paragraph on page 79:

The terminal values were then discounted to present values using different discount rates ranging from 7.4% to 12.4% which took into consideration an implied cost of equity of 5.8% derived from a capital asset pricing model-based calculation and were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of United Bankshares common stock.

The following disclosure is inserted prior to the final sentence of the first full paragraph on page 96:

Sandler O’Neill’s financial analysis considered a number of factors, including, among others, the anticipated issuance by United Bankshares of a certain amount of perpetual preferred stock. The fact that United Bankshares ultimately issued common stock, rather than perpetual preferred stock, does not adversely affect Sandler’s financial analysis.

The following disclosure replaces the first sentence of the fourth full paragraph on page 114:

As of the date of this prospectus and joint proxy statement, the merger and other transactions contemplated by the merger agreement have been approved by the Virginia Bureau of Financial Institutions but have not yet been approved by the Federal Reserve.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, United Bankshares has filed with the SEC a registration statement on Form S-4 that was declared effective by the SEC on February 9, 2017. The Proxy Statement, which forms a part of the Form S-4, was mailed to Cardinal shareholders and United Bankshares shareholders on or about February 16, 2017. In addition, each of Cardinal and United Bankshares may file other relevant documents concerning the proposed Merger with the SEC. Investors and shareholders of Cardinal and United Bankshares are urged to read the registration statement on Form S-4, the Proxy Statement and any other relevant documents to be filed with the SEC in connection with the proposed Merger because they will contain important information about Cardinal, United Bankshares, the Merger, the persons soliciting proxies in the Merger and their interests in the Merger and related matters. Investors may obtain all documents filed with the SEC by Cardinal and United Bankshares free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by Cardinal will be available free of charge from the Corporate Secretary of Cardinal Financial Corporation, 8270 Greensboro Drive, Suite 500, McLean, Virginia 22207; telephone (703) 584-3400. Documents filed with the SEC by United Bankshares will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101; telephone (304) 424-8800. The Proxy Statement and the other documents may also be obtained for free by accessing Cardinal’s Internet site at www.cardinalbank.com under the tab “About Us” and then under the heading “Investor Relations” and “SEC Filings”, or by accessing United Bankshares’ Internet site at www.ubsi-inc.com under the tab “Investor Relations” and then under the heading “SEC Filings”. You are urged to read the Proxy Statement carefully before making a decision concerning the Merger.

Participants in the Transactions

Cardinal, United Bankshares and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from United Bankshares’ shareholders in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the United Bankshares’ shareholders in connection with the proposed Merger are set forth in the Proxy Statement.

You can find additional information about Cardinal’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2015 and in its definitive proxy statement filed with the SEC on March 24, 2016. You can find information about the executive officers and directors of United Bankshares in its Annual Report on Form 10-K for the year ended December 31, 2015 and in its definitive proxy statement filed with the SEC on April 1, 2016. You can obtain free copies of these documents from Cardinal or United Bankshares using the contact information above.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the business combination of Cardinal and United Bankshares through the Merger, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) Cardinal’s and United Bankshares’ plans, objectives, expectations and intentions and other statements contained in this Current Report that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of Cardinal and United Bankshares and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Cardinal and United Bankshares. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Cardinal and United Bankshares may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of Cardinal may fail to approve the Merger and the shareholders of United

Bankshares may fail to approve (i) an amendment to United Bankshares’ articles of incorporation to increase the number of authorized shares of United Bankshares common stock, (ii) the issuance of shares constituting 20% or more of United Bankshares’ outstanding shares, and (iii) the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Cardinal and United Bankshares are engaged; (7) changes in the interest rate environment may compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Cardinal’s and United Bankshares’ markets could adversely affect operations; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Cardinal’s and United Bankshares’ reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Internet site (http://www.sec.gov).

Cardinal and United Bankshares caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Cardinal or United Bankshares or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Cardinal and United Bankshares do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: March 17, 2017	By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice President and Chief Financial Officer

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